Exhibit 4.1

KRAFT HEINZ FOODS COMPANY,

as Issuer,

THE KRAFT HEINZ COMPANY,

as Guarantor,

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee, Paying Agent, Security Registrar and Transfer Agent

TENTH SUPPLEMENTAL INDENTURE

Dated as of May 10, 2023

to

INDENTURE

Dated as of July 1, 2015

Relating to

€600,000,000 Floating Rate Senior Notes due 2025

TENTH SUPPLEMENTAL INDENTURE

TENTH SUPPLEMENTAL INDENTURE, dated as of May 10, 2023 (the “Supplemental Indenture”), among Kraft Heinz Foods Company (formerly known as H. J. Heinz Company) (the “Company” or the “Issuer”), a Pennsylvania limited liability company, The Kraft Heinz Company (formerly known as H.J. Heinz Holding Corporation) (“Kraft Heinz” or the “Guarantor”), a Delaware corporation, and Deutsche Bank Trust Company Americas (as successor to Wells Fargo Bank, National Association), a national banking association organized and existing under the laws of the United States of America, as trustee (the “Trustee”), Paying Agent, Transfer Agent and Security Registrar, to the Base Indenture (as defined below).

RECITALS

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of July 1, 2015 (the “Base Indenture”), providing for the issuance from time to time of its notes and other evidences of senior debt securities, to be issued in one or more series as therein provided;

WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of a series of notes to be known as its Floating Rate Senior Notes due 2025 (the “Notes”), the form and substance of the Notes and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Supplemental Indenture (together, the “Indenture”);

WHEREAS, pursuant to the Base Indenture, the Notes will be fully and unconditionally guaranteed as to payment of principal, premium, if any, and interest on a senior unsecured basis (the “Guarantee”) by Kraft Heinz; and

WHEREAS, the Company and Kraft Heinz have requested that the Trustee execute and deliver this Supplemental Indenture, and all requirements necessary to make this Supplemental Indenture a legal, valid and binding instrument in accordance with its terms, to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the legal, valid and binding obligations of the Company, and all acts and things necessary have been done and performed to make this Supplemental Indenture enforceable in accordance with its terms, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects.

WITNESSETH:

NOW, THEREFORE, for and in consideration of the premises contained herein, each party agrees for the benefit of each other party and for the equal and ratable benefit of the Holders of the Notes, as follows:

ARTICLE ONE

DEFINITIONS

Section 1.01.    Capitalized terms used but not defined in this Supplemental Indenture shall have the meanings ascribed to them in the Base Indenture.

Section 1.02.    References in this Supplemental Indenture to article and section numbers shall be deemed to be references to article and section numbers of this Supplemental Indenture unless otherwise specified.

Section 1.03.    For purposes of this Supplemental Indenture, the following terms have the meanings ascribed to them as follows:

“Additional Notes” means any additional Notes that may be issued from time to time pursuant to Section 2.01(b).

“Base Indenture” has the meaning provided in the recitals.

“Calculation Agent” means Deutsche Bank AG, London Branch unless and until such time as a successor is appointed.

“Clearstream” means Clearstream Banking, Société Anonyme, or any successor securities clearing agency.

“Depositary” means Deutsche Bank AG, London Branch, as common depositary.

“Euroclear” means Euroclear Bank SA/NV, as operator of Euroclear systems Clearance System, or any successor securities clearing agency.

“Indenture” has the meaning provided in the recitals.

“Initial Notes” means the aggregate principal amount of Notes issued on the date hereof, as specified in Section 2.01(a).

“Notes” has the meaning provided in the recitals. For the avoidance of doubt, “Notes” shall include the Additional Notes, if any.

“Par Call Date” means May 24, 2024.

“Paying Agent” has the meaning provided in Section 2.05(a).

“Security Registrar” has the meaning provided in Section 2.05(b).

“Supplemental Indenture” has the meaning provided in the preamble.

“Transfer Agent” has the meaning provided in Section 2.05(b).

“Trustee” has the meaning provided in the preamble.

ARTICLE TWO

GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.01.    Designation and Principal Amount.

(a)    The Notes are hereby authorized and are designated the Floating Rate Senior Notes due 2025, unlimited in aggregate principal amount. The Notes issued on the date hereof pursuant to the terms of the Indenture shall be in an aggregate principal amount of €600,000,000, which amount shall be set forth in the written order of the Company for the authentication and delivery of the Notes pursuant to Section 301 of the Base Indenture.

(b)    In addition, without the consent of the Holders of the Notes, the Company may issue, from time to time in accordance with the provisions of the Indenture, Additional Notes having the same ranking and the same interest rate, maturity and other terms as the Notes (except for the issue date, issue price and, in some cases, the first payment of interest or interest accruing prior to the issue date of such Additional Notes); provided that if such Additional Notes are not fungible with such Notes issued on the date hereof for United States federal income tax purposes, the Additional Notes will be issued under a separate ISIN number. Any Additional Notes having similar terms, together with the Notes issued on the date hereof, shall constitute a single series of notes under the Indenture. No Additional Notes may be issued if an Event of Default has occurred with respect to the Notes.

Section 2.02.    Maturity.

Unless an earlier redemption has occurred, the principal amount of the Notes shall mature and be due and payable, together with any accrued interest thereon, on May 9, 2025.

Section 2.03.    Form and Payment.

(a)    The Notes shall be issued as global notes, in fully registered book-entry form without coupons in denominations of €100,000 and integral multiples of €1,000 in excess thereof.

(b)    The Notes and the Trustee’s Certificates of Authentication to be endorsed thereon are to be substantially in the form of Exhibit A, which form is hereby incorporated in and made a part of this Supplemental Indenture.

(c)    The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Supplemental Indenture, and the Company, Kraft Heinz and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

(d)    Principal, premium, if any, and/or interest, if any, on the global notes representing the Notes shall be made on the Business Day prior to the relevant payment date to the Paying Agent for the accounts of Euroclear and Clearstream. If the Paying Agent determines that the amount received by it is insufficient to make the relevant payment due in respect of the Notes, the Paying Agent shall not be obligated to pay the Holders of the Notes such payment until the Paying Agent has received such full amount.

(e)    The principal of and premium, if any, and interest on the Notes shall be payable in Euros and not in any other currency and Section 311 of the Base Indenture shall not apply with respect to the Notes. If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or the euro is no longer used by the member states of the European Economic and Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Notes will be made in U.S. dollars until the euro is again available to us or so used. In such circumstances, the amount payable on any date in euros will be converted into U.S. dollars at the rate mandated by the Board of Governors of the Federal Reserve System as of the close of business on the second Business Day prior to the relevant payment date or, if the Board of Governors of the Federal Reserve System has not announced a rate of conversion, on the basis of the most recent U.S. dollar/euro exchange rate published in The Wall Street Journal on or prior to the second Business Day prior to the relevant payment date or, in the event The Wall Street Journal has not published such exchange rate, the rate will be determined in our sole discretion on the basis of the most recently available market exchange rate for euros. Any payment in respect of the Notes so made in U.S. dollars will not constitute an Event of Default.

(f)    The global notes representing the Notes shall be deposited with, or on behalf of, the Depositary and shall be registered in the name of the Depositary or a nominee of the Depositary. No global note may be transferred except as a whole by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or such nominee to a successor of the Depositary or a nominee of such successor.

Section 2.04.    Interest.

The Notes shall bear interest as provided in the form of Note attached hereto as Exhibit A.

Section 2.05.    Paying Agent, Security Registrar and Transfer Agent.

(a)    For so long as the Notes remain outstanding, the Company shall, to the extent reasonably practicable and permitted as a matter of law, ensure that there is a paying agent (the “Paying Agent”) (or affiliate thereof) for the Notes in the United Kingdom or a member state of the European Union (if such state exists) that will not be obligated to withhold or deduct tax pursuant to U.S. law in the event definitive registered Notes are issued.

(b)    The Company shall also maintain one or more security registrars (a “Security Registrar”) and a transfer agent (the “Transfer Agent”). Any right, protection or indemnity provided to the Trustee, the Paying Agent or the Security Registrar under the Indenture shall also be afforded to the Paying Agent, the Security Registrar and the Transfer Agent under this Supplemental Indenture. The Security Registrar and the Transfer Agent will maintain a register reflecting ownership of definitive registered Notes outstanding from time to time and will facilitate the transfer of definitive registered Notes on behalf of the Company.

(c)    The Company may change the Paying Agent, the Security Registrar or the Transfer Agent without prior notice to the Holders of the Notes. Deutsche Bank Trust Company Americas will be the initial Paying Agent, Security Registrar and Transfer Agent for the Notes. The Issuer or any of its Subsidiaries may act as Paying Agent, Security Registrar or Transfer Agent in respect of the Notes.

ARTICLE THREE

REDEMPTION

Section 3.01.    Optional Redemption.

The Company shall have the option to redeem the Notes, in whole or in part, on, and only on, the Par Call Date at a redemption price equal to 100% of the aggregate principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, on the aggregate principal amount being redeemed to, but excluding, the date fixed for redemption.

Section 3.02.    Selection and Notice of Redemption.

Notice of any redemption of the Notes will be mailed or electronically delivered (or otherwise transmitted in accordance with the applicable procedures of Euroclear and Clearstream, as applicable) to each Holder of Notes to be redeemed at least 10 days but not more than 60 days prior to the date fixed for redemption.

In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Notes of a principal amount of €100,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by Euroclear or Clearstream (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the applicable depositary.

Unless the Company defaults in payment of the redemption price, on and after the date fixed for redemption, interest will cease to accrue on the Notes or portions thereof called for redemption.

ARTICLE FOUR

Section 4.01.    Consolidation, Merger, Conveyance or Transfer.

With respect to the Notes only, Section 801(a)(1) of the Base Indenture is hereby replaced with the following:

(1)(A) the Issuer or the Guarantor, as applicable, is the continuing Person or any resulting, surviving or transferee Person (the “successor purchaser”) is an entity organized under the laws of the United States, any state of the United States or the District of Columbia; and (B) the successor purchaser (if not the Issuer or the Guarantor, as applicable) expressly assumes by a supplemental indenture (a)(i) the due and punctual payment of the principal of, and any premium and interest on, all of the Notes (in the case of a successor purchaser to the Issuer) or (ii) the Guarantee (in the case of a successor purchase to the Guarantor) and (b) the performance of every covenant in this Indenture that the Issuer or the Guarantor, as applicable, would otherwise have to perform as if it were an original party to this Indenture;

For the avoidance of doubt, Section 801 of the Base Indenture will not apply to transactions by and among the Issuer, the Guarantor and their respective Subsidiaries.

ARTICLE FIVE

Section 5.01.    Limitation on Liens.

With respect to the Notes only, Section 1007(a)(2) of the Base Indenture is hereby replaced with the following: “Liens existing on the issue date of the Notes”.

For the avoidance of doubt, an increase in the amount of indebtedness in connection with any accrual of interest, accretion of original issue discount, payment of interest in the form of additional indebtedness with the same terms and increases in the amount of indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing indebtedness, shall not constitute an assumption, incurrence or guarantee for the purposes of Section 1007 of the Base Indenture, so long as the original Liens securing such indebtedness were permitted under the Indenture.

Section 5.02.    Sale and Leaseback Transactions.

With respect to the Notes only, Section 1008(a)(3) of the Base Indenture is hereby replaced with the following: “such Sale and Leaseback Transaction exists on the issue date of the Notes or at the time any Person that owns a Principal Facility becomes a Restricted Subsidiary”.

ARTICLE SIX

MISCELLANEOUS

Section 6.01.    Application of Supplemental Indenture.

The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed. This Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

Section 6.02.    Trust Indenture Act Controls.

If any provision hereof limits, qualifies or conflicts with the duties imposed by Sections 310 through 317 of the Trust Indenture Act, the imposed duties shall control.

Section 6.03.    Conflict with Base Indenture.

To the extent not expressly amended or modified by this Supplemental Indenture, the Base Indenture shall remain in full force and effect. If any provision of this Supplemental Indenture relating to the Notes is inconsistent with any provision of the Base Indenture, the provision of this Supplemental Indenture shall control.

Section 6.04.    Notices

For so long as any Notes are represented by global Notes, all notices to Holders of the Notes will be delivered to Euroclear and Clearstream, each of which will give such notices to the Holders of book-entry interests in the Notes.

Section 6.05.    Governing Law; Waiver of Jury Trial.

THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

EACH OF THE COMPANY, KRAFT HEINZ, THE TRUSTEE, THE PAYING AGENT, THE SECURITY REGISTRAR AND THE TRANSFER AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 6.06.    Successors.

All agreements of the Company and Kraft Heinz in the Base Indenture, this Supplemental Indenture and the Notes shall bind their successors. All agreements of the Trustee in the Base Indenture and this Supplemental Indenture shall bind its successors. All agreements of the Paying Agent, Security Registrar and Transfer Agent in this Supplemental Indenture shall bind its successors

Section 6.07.    Counterparts.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 6.08.    Trustee Disclaimer.

The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture and the Notes other than as to the validity of its execution and delivery by the Trustee. The recitals and statements herein and in the Notes are deemed to be those of the Company and Kraft Heinz and not the Trustee and the Trustee assumes no responsibility for the same. The Trustee or any Authenticating Agent shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

Section 6.09 Electronic Communication.

Facsimile, documents executed, scanned and transmitted electronically and electronic signatures, including those created or transmitted through a software platform or application, shall be deemed original signatures for purposes of this Supplemental Indenture and all other related documents and all matters and agreements related thereto, with such facsimile, scanned and electronic signatures having the same legal effect as original signatures. The parties agree that this Supplemental Indenture or any other related document or any instrument, agreement or document necessary for the consummation of the transactions contemplated by this Supplemental Indenture or the other related documents or related hereto or thereto (including, without limitation, addendums, amendments, notices, instructions, communications with respect to the delivery of securities or the wire transfer of funds or other communications) (“Executed Documentation”) may be accepted, executed or agreed to through the use of an electronic signature in accordance with applicable laws, rules and regulations in effect from time to time applicable to the effectiveness and enforceability of electronic signatures. Any Executed Documentation accepted, executed or agreed to in conformity with such laws, rules and regulations will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereto or thereto. When the Trustee acts on any Executed Documentation sent by electronic transmission, the Trustee will not be responsible or liable for any losses, costs or expenses arising directly or indirectly from its reliance upon and compliance with such Executed Documentation, notwithstanding that such Executed Documentation (a) may not be an authorized or authentic communication of the party involved or in the form such party sent or intended to send (whether due to fraud, distortion or otherwise) or (b) may conflict with, or be inconsistent with, a subsequent written instruction or communication; it being understood and agreed that the Trustee shall conclusively presume that Executed Documentation that purports to have been sent by an authorized officer of a Person has been sent by an authorized officer of such Person. The party providing Executed Documentation through electronic transmission or otherwise with electronic signatures agrees to assume all risks arising out of such electronic methods, including, without limitation, the risk of the Trustee acting on unauthorized instructions and the risk of interception and misuse by third parties.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

KRAFT HEINZ FOODS COMPANY

By:	/s/ Yang Xu
Name: Yang Xu
Title: Treasurer

[Signature Page to Tenth Supplemental Indenture]

IN WITNESS WHEREOF, the Guarantor has caused this instrument to be duly executed.

THE KRAFT HEINZ COMPANY

By:	/s/ Andre Maciel
Name: Andre Maciel
Title: Chief Financial Officer

IN WITNESS WHEREOF, the Trustee, Paying Agent, Security Registrar and Transfer Agent has caused this instrument to be duly executed.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee, Paying Agent, Security Registrar and Transfer Agent

By:	/s/ Carol Ng
Name: Carol Ng
Title: Vice President

By:	/s/ Irina Golovashchuk
Name: Irina Golovashchuk
Title: Vice President

Exhibit A

Form of Global Note representing the Notes

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR BANK SA/NV (“EUROCLEAR”), OR CLEARSTREAM BANKING S.A. (“CLEARSTREAM”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO THE DEPOSITARY, OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, THE DEPOSITARY, HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE AND IS REGISTERED IN THE NAME OF THE DEPOSITORY. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO THE DEPOSITARY, TO NOMINEES OF THE DEPOSITARY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

BY ITS ACQUISITION OF THIS SECURITY OR ANY INTEREST HEREIN, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED, WARRANTED AND COVENANTED THAT EITHER (1) IT IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR AN ENTITY DEEMED TO HOLD THE “PLAN ASSETS” OF SUCH PLANS (AN “ERISA PLAN”) OR A U.S. EMPLOYEE BENEFIT PLAN OR RETIREMENT ARRANGEMENT SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (COLLECTIVELY, WITH ERISA PLANS, A “PLAN”) OR AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO NON-U.S., STATE, LOCAL OR OTHER FEDERAL LAWS OR REGULATIONS THAT ARE SUBSTANTIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE (“SIMILAR LAW”), OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY OR ANY INTEREST HEREIN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF SIMILAR LAW.

No. [ ]

KRAFT HEINZ FOODS COMPANY

FLOATING RATE NOTES DUE 2025

representing

€

CUSIP: 50077L BK1

ISIN: XS2622214745

COMMON CODE: 262221474

Kraft Heinz Foods Company (formerly known as H. J. Heinz Company), a Pennsylvania limited liability company (hereinafter called the “Company” or the “Issuer,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay BT Globenet Nominees Limited (as nominee of the Depositary), or registered assigns, the principal sum of €                on May 9, 2025 and to pay interest thereon from May 10, 2023 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears as described on the reverse hereof until the principal hereof is paid or made available for payment.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, as described on the reverse hereof. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holders on such Regular Record Date and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee for the Notes, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in euros. All payments of principal and interest in respect of this Note will be made by the Company in immediately available funds. If the euro is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company’s control or the euro is no longer used by the member states of the European Economic and Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Notes will be made in U.S. dollars until the euro is again available to the Company or so used. In such circumstances, the amount payable on any date in euros will be converted into U.S. dollars at the rate mandated by the Board of Governors of the Federal Reserve System as of the close of business on the second Business Day prior to the relevant payment date or, if the Board of Governors of the Federal Reserve System has not announced a rate of conversion, on the basis of the most recent U.S. dollar/euro exchange rate published in The Wall Street Journal on or prior to the second Business Day prior to the relevant payment date or, in the event The Wall Street Journal has not published such exchange rate, the rate will be determined in the Company’s sole discretion on the basis of the most recently available market exchange rate for euros.

Additional provisions of this Note are contained on the reverse hereof, and such provisions shall have the same effect as though fully set forth in this place.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee for the Notes by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

Signature Page Follows

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

KRAFT HEINZ FOODS COMPANY

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein described in the within-mentioned Indenture.

Dated: May 10, 2023

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:
Name:
Title:

(Reverse of Note)

KRAFT HEINZ FOODS COMPANY

This Note is one of a duly authorized issue of debentures, notes or other evidences of indebtedness (hereinafter called the “Securities”) of the Company of the series hereinafter specified, which series is initially limited in aggregate principal amount to €                (except as provided in the Indenture hereinafter mentioned), all such Securities issued and to be issued under an Indenture dated as of July 1, 2015 between the Company, as issuer, The Kraft Heinz Company (formerly known as H.J. Heinz Holding Corporation), as guarantor (“Kraft Heinz”), and Deutsche Bank Trust Company Americas (as successor to Wells Fargo Bank, National Association), as Trustee (the “Base Indenture”), as supplemented by the Tenth Supplemental Indenture, dated as of May 10, 2023 among the Company, Kraft Heinz, the Trustee, Paying Agent, Transfer Agent, and Security Registrar (the “Supplemental Indenture” and, together with the Base Indenture, herein called the “Indenture”), to which Indenture and all other indentures supplemental thereto reference is hereby made for a statement of the rights and limitations of rights thereunder of the Holders of the Securities and of the rights, obligations, duties and immunities of the Trustee for each series of Securities and of the Company, and the terms upon which the Securities are and are to be authenticated and delivered. As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This Note is one of a series of the Securities designated therein as the Floating Rate Notes due 2025 (the “Notes”).

The per annum interest rate on the Notes in effect for each day of an Interest Period will be equal to the Applicable Rate plus 0.500% basis points, provided, however, that in no event will the interest rate be less than 0.000%.

Interest on the Notes will accrue from May 10, 2023 and will be payable quarterly in arrears on February 9, May 9, August 9 and November 9 of each year, commencing on August 9, 2023 (each such date being an “Interest Payment Date”), to the persons in whose names the Notes are registered in the security register one business day preceding the respective interest payment date, whether or not a Business Day (each such date being a “Regular Record Date”).

The interest rate for each Interest Period will be set on February 9, May 9, August 9 and November 9 of each year, and will be set for the initial Interest Period on May 10, 2023 (each such date, an “Interest Reset Date”) until the principal on the Notes is paid or made available for payment (the “Principal Payment Date”). If any Interest Reset Date (other than the initial Interest Reset Date) or Interest Payment Date would otherwise be a day that is not a Business Day, such Interest Reset Date or Interest Payment Date shall be the next succeeding Business Day, unless the next succeeding Business Day is in the next succeeding calendar month, in which case such Interest Reset Date or Interest Payment Date shall be the immediately preceding Business Day.

The amount of interest for each day that the Notes are outstanding (the “Daily Interest Amount”) will be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the outstanding principal amount of the Notes. The amount of interest to be paid on the Notes for any Interest Period will be calculated by adding the Daily Interest Amounts for each day in such Interest Period.

The interest rate and amount of interest to be paid on the Notes for each Interest Period will be determined by the Calculation Agent. The Calculation Agent will, upon the request of any Holder of the Notes, provide the interest rate at the time of the last Interest Payment Date with respect to the Notes. All calculations made by the Calculation Agent shall in the absence of manifest error be conclusive for all purposes and binding on the Company and the Holders of the Notes. So long as the Applicable Rate is required to be determined with respect to the Notes, there will at all times be a Calculation Agent. In the event that any then acting Calculation Agent shall be unable or unwilling to act, or that such Calculation Agent shall fail duly to establish the Applicable Rate for any Interest Period, or that the Company proposes to remove such Calculation Agent, the Company shall appoint itself or another person which is a bank, trust company, investment banking firm or other financial institution to act as the Calculation Agent.

Notwithstanding the foregoing, if the Company, in its sole discretion, determines that EURIBOR has been permanently discontinued, or the reference to EURIBOR becomes illegal, or most other debt obligations similar to the Notes have converted away from EURIBOR to a new reference rate, the Calculation Agent will use, as directed in writing by the Company, as a substitute for EURIBOR for each future Interest Determination Date, the alternative reference rate (the “Alternative Rate”) selected by a central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with accepted market practice regarding a substitute for EURIBOR. As part of such substitution, the Calculation Agent will, as directed in writing by the Company, make such adjustments (“Adjustments”) to the Alternative Rate and/or the spread thereon, as well as the business day convention, interest determination dates and related provisions and definitions, in each case that are consistent with accepted market practice for the use of such Alternative Rate for debt obligations such as the Notes. If the Company determines there is no clear market consensus as to whether any rate has replaced EURIBOR in customary market usage, the Company may appoint an independent financial advisor (the “IFA”) to determine an appropriate Alternative Rate, and any Adjustments, and the decision of the IFA will be binding on the Company, the Calculation Agent, the Trustee and the Holders of the Notes. If, however, the Company determines that EURIBOR has been discontinued, but for any reason an Alternative Rate has not been determined, the rate of EURIBOR for the next interest period will be equal to such rate on the Interest Determination Date when EURIBOR was last available on Reuters Page EURIBOR01, as determined by the Calculation Agent.

The Company may, without the consent of the Holders of the Notes, issue additional notes having the same ranking and the same interest rate, maturity and other terms as the Notes, except for the issue price, issue date and, in some cases, the first payment of interest or interest accruing prior to the issue date of such additional notes. Any additional notes having such similar terms, together with the Notes, shall constitute a single series of notes under the Indenture. No additional notes may be issued if an Event of Default has occurred with respect to the Notes.

Neither the Trustee nor the Paying Agent will be the designee of the Calculation Agent or the Company for purposes of determinations to be made under the terms of the Notes. None of the Trustee, the Paying Agent or the Calculation Agent shall be responsible for determining the Alternative Rate or for making any Adjustments to the Alternative Rate and/or the spread thereon, or the business day convention, interest determination dates or related provisions and definitions, and shall be entitled to rely on any such determinations made by the Company and will have no liability for any actions taken at the Company’s direction.

“Applicable Rate” means the rate determined in accordance with the following two paragraphs:

(a)    Two prior T2 Days on which dealings in deposits in euros are transacted in the euro-zone interbank market preceding each Interest Reset Date (each such date, an “Interest Determination Date”), the Calculation Agent, as agent for the Company, will determine the Applicable Rate, which shall be the rate that appears on the Reuters Screen EURIBOR01 Page as of 11:00 a.m., Brussels time, on such Interest Determination Date for deposits in euro having a maturity of three months commencing on such Interest Determination Date. If the Applicable Rate on such Interest Determination Date does not appear on the Reuters Screen EURIBOR01 Page, the Applicable Rate will be determined as described in paragraph (b) of this definition.

(b)    With respect to an Interest Determination Date for which the Applicable Rate does not appear on the Reuters Screen EURIBOR01 Page as specified in paragraph (a) of this definition, the Applicable Rate will be determined on the basis of the rates at which deposits in euro are offered by four major banks in the euro-zone interbank market selected by the Company (the “Reference Banks”) at approximately 11:00 a.m., Brussels time, on such Interest Determination Date to prime banks in the euro-zone interbank market having a maturity of three months, and in a principal amount equal to an amount of not less than €1,000,000 that is representative for a single transaction in such market at such time. The Company will request the principal euro-zone office of each such Reference Bank to provide a quotation of its rate. If at least two such quotations are provided, the Applicable Rate on such Interest Determination Date will be the arithmetic mean (rounded upwards) of such quotations. If fewer than two quotations are provided, the Applicable Rate on such Interest Determination Date will be the arithmetic mean (rounded upwards) of the rates quoted by three major banks in the euro-zone selected by the Company at approximately 11:00 a.m., Brussels time, on such Interest Determination Date for loans in euro to leading European banks, having a maturity of three months, and in a principal amount equal to an amount of not less than €1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if the banks so selected by the Company are not quoting as described in this sentence, the relevant interest rate for the Interest Period commencing on the Interest Reset Date following such Interest Determination Date will be the interest rate in effect on such Interest Determination Date (i.e., the same rate as the rate determined for the immediately preceding Interest Reset Date).

“Business Day” means any day, other than a Saturday or Sunday, that is not a day on which banking institutions are generally authorized or obligated by law to close in the City of New York or the City of London, and is a T2 Day.

“Interest Period” shall mean the period from and including an Interest Reset Date to, but excluding, the next succeeding Interest Reset Date and, in the case of the last such period, from and including the Interest Reset Date immediately preceding the maturity date or Principal Payment Date, as the case may be, to, but excluding, the maturity date or Principal Payment Date, as the case may be. If the Principal Payment Date or maturity date is not a Business Day, then the principal amount of the Notes, plus accrued and unpaid interest thereon, if any, shall be paid on the next succeeding Business Day and no interest shall accrue for the maturity date, the Principal Payment Date or any day thereafter.

“Reuters Screen EURIBOR01 Page” means the display designated on page “EURIBOR01” on Reuters (or such other page as may replace the EURIBOR01 page on that service or any successor service for the purpose of displaying euro-zone interbank offered rates for euro denominated deposits of major banks).

“T2 Day” means a day on which the real time gross settlement system operated by the Eurosystem, or any successor thereto, operates.

Guarantee

Pursuant to Article Fourteen of the Base Indenture, the Company’s obligations under the Indenture with respect to the Notes shall be guaranteed on a senior unsecured basis by Kraft Heinz. Kraft Heinz shall be automatically and unconditionally released and discharged from all obligations under the Indenture and the Guarantee without any action required on the part of the Trustee or any Holder pursuant to Section 1406 of the Base Indenture.

Change of Control Triggering Event

If a Change of Control Triggering Event (as defined below) occurs, unless the Company has previously or concurrently delivered (i) a redemption notice with respect to all the outstanding Notes as described in Section 3.01 of the Supplemental Indenture or (ii) a redemption notice with respect to all the outstanding Notes as described under “Redemption for Tax Reasons” below, Holders may require the Company to repurchase all or any part (equal to €100,000 or an integral multiple of €1,000 in excess thereof) of their Notes pursuant to an offer (the “Change of Control Offer”) of payment in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus accrued but unpaid interest, if any, on the Notes repurchased, to, but excluding, the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, except to the extent the Company has exercised its right to redeem all the outstanding Notes as described under clause (i) or (ii) above, the Company will deliver a notice to each Holder of the Notes, electronically or by first class mail at the address of such Holder appearing in the security register or otherwise in accordance with the procedures of Euroclear and Clearstream, describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is delivered (the “Change of Control Payment Date”), pursuant to the procedures required by the Indenture and described in such notice. The Company must comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws, rules and regulations thereunder to the extent those laws, rules and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws, rules or regulations conflict with the Change of Control provisions of the Notes, the Company will comply with the applicable securities laws, rules and regulations and will not be deemed to have breached its obligations under the Change of Control Triggering Event provisions of the Notes by virtue of such conflicts.

On the Change of Control Payment Date, the Company will, to the extent lawful:

•	accept for payment all Notes or portions of Notes validly tendered pursuant to the Change of Control Offer;

•	deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes validly tendered; and

•

deliver or cause to be delivered to the Trustee the Notes properly accepted together with an officer’s certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

The Paying Agent will promptly deliver to each Holder of Notes properly tendered the purchase price for the Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new note equal in principal amount to any unpurchased portion of any Notes surrendered, if any; provided that each such new note will be in a principal amount of €100,000 or an integral multiple of €1,000 in excess thereof.

The Company will not be required to make a Change of Control Offer with respect to the Notes upon a Change of Control Triggering Event if (1) a third party makes a Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements for a Change of Control Offer made by the Company and such third party purchases all Notes validly tendered and not validly withdrawn pursuant to such Change of Control Offer or (2) a notice of redemption (as described above) of all outstanding Notes has, prior to or concurrently with such Change of Control Triggering Event, been given pursuant to the Indenture as described in Section 3.01 of the Supplemental Indenture or under “Redemption for Tax Reasons” below, unless and until there is a default in the payment of the redemption price on the applicable redemption date or the redemption is not consummated due to the failure of a condition precedent contained in the applicable redemption notice to be satisfied. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditional upon such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

Notwithstanding the provisions set forth in Section 902 of the Base Indenture, the provisions of this Note relating to the Company’s obligation to make an offer to repurchase the Notes as a result of a Change of Control Triggering Event may be waived or modified prior to the occurrence of a Change of Control Triggering Event with the written consent of the Holders of a majority in principal amount of the Notes then outstanding.

For purposes of the foregoing discussion of a repurchase at the option of Holders, the following definitions are applicable:

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Below Investment Grade Rating Event” means that, on any date during the period commencing on the earlier of (a) the occurrence of a Change of Control (as defined below) and (b) the date of first public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended for so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies), the rating of the Notes is lowered, and the Notes are rated below an Investment Grade Rating, by two Rating Agencies if the Notes are only rated by two Rating Agencies, or by all three Rating Agencies if the Notes are rated by all three Rating Agencies; provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred with respect to a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event hereunder) if each of the Rating Agencies making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm or inform the Trustee in writing at their request that the reduction was the result, in whole or in part, of any event or circumstance comprising or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger, amalgamation, consolidation or other business combination transaction), in one or a series of related transactions, of all or substantially all of the properties or assets of Kraft Heinz and its Subsidiaries taken as a whole to any Person (as defined below) or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”) other than to the Company or one of its wholly owned Subsidiaries or one or more Permitted Holders (as defined below); (2) the approval by the holders of the common stock of Kraft Heinz of any plan or proposal for the liquidation or dissolution of Kraft Heinz (whether or not otherwise in compliance with the provisions of the Indenture); (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person or Group (other than to one or more Permitted Holders) becomes the beneficial owner (as defined in Rules 13d-3 (without giving effect to the proviso in clause (d)(1)(i) thereof) and 13d-5 under the Exchange Act as in effect on the original issuance date of the Notes), directly or indirectly, of more than 50% of the then-outstanding number of shares of the voting stock of Kraft Heinz; or (4) Kraft Heinz ceasing to own, directly or indirectly, 100% of the issued and outstanding shares of voting stock of the Company.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P, and BBB- (or the equivalent) by Fitch.

“Fitch” means Fitch, Inc., or any successor to the rating agency business thereof.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Permitted Holders” means, collectively, (1) 3G Capital, Inc., and each of its Affiliates but not including, however, any portfolio companies of any of the foregoing, (2) Berkshire Hathaway, Inc., and each of its Affiliates but not including, however, any portfolio companies of any of the foregoing, (3) any one or more Persons, together with such Persons’ Affiliates, whose beneficial ownership constitutes or results in a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the Indenture, (4) the members of management of Kraft Heinz (or any parent entity of Kraft Heinz) or its Subsidiaries who are holders of capital stock of Kraft Heinz or of any parent entity of Kraft Heinz on the original issuance date of the Notes, (5) any Person who is acting solely as an underwriter in connection with a public or private offering of capital stock of any parent entity of Kraft Heinz or Kraft Heinz, acting in such capacity, and (6) any Group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such Group and without giving effect to the existence of such Group or any other Group, the Persons referred to in clauses (1) through (4) above collectively have beneficial ownership of more than 50% of the total voting power of the voting stock of Kraft Heinz or any of its direct or indirect parent entities held by such Group.

“Person” has the meaning set forth in the Indenture and includes a “person” as used in Section 13(d)(3) of the Exchange Act.

“Rating Agencies” means (1) each of Moody’s, S&P and Fitch; or (2) if any of Moody’s, S&P and Fitch ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Company (as certified by a resolution of the Company’s Board of Directors) as a replacement agency for Moody’s or S&P, or two or all of them, as the case may be.

“S&P” means S&P Global Ratings Services, a division of S&P Global, Inc., and its successors.

Payment of Additional Amounts

Section 1010 of the Base Indenture shall be replaced in its entirety with the following:

All payments by the Company or Kraft Heinz on the Notes or the Guarantee will be made free and clear of and without withholding or deduction for or on account of any present or future tax, assessment or other governmental charges and any penalties, interest or additions to tax with respect thereto (each a “tax”) imposed by the United States, unless the withholding or deduction of such taxes is required by law or the official interpretation or administration thereof.

If any taxes imposed by the United States are required to be withheld or deducted in respect of any payment made under or with respect to the Notes or the Guarantee, the Company or Kraft Heinz will, subject to the exceptions and limitations set forth below, pay additional amounts (“Additional Amounts”) as are necessary in order that the net amounts received in respect of such payments by each beneficial owner who is not a United States person after such withholding or deduction by any applicable withholding agent (including any withholding or deduction in respect of such Additional Amounts) will equal the amounts which would have been received in respect of such payments on any Note or the Guarantee in the absence of such withholding or deduction; provided, however, that the foregoing obligation to pay Additional Amounts shall not apply:

(a)    to any tax to the extent such tax is imposed by reason of the Holder (or the beneficial owner for whose benefit such Holder holds such Note), or a fiduciary, settlor, beneficiary, member or stockholder of the Holder if the Holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

(i)    being or having been engaged in a trade or business in the United States or having or having had a permanent establishment in the United States;

(ii)    having or having had any other connection with the United States (other than a connection arising solely as a result of the ownership of the Notes, the receipt of any payment or the enforcement of any rights under the Notes or the Guarantee), including being or having been a citizen or resident of the United States;

(iii)    being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for United States federal income tax purposes or a corporation that has accumulated earnings to avoid United States federal income tax;

(iv)    being or having been a “10-percent shareholder” of the Guarantor or the Issuer as defined in section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the “Code”); or

(v)    being or having been a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, as described in section 881(c)(3)(A) of the Code or any successor provisions;

(b)    to any Holder that is not the sole beneficial owner of the Notes or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficial owner with respect to the Holder, a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

(c)    to any tax to the extent such tax would not have been imposed but for the failure of the Holder or the beneficial owner to comply with certification, identification or other information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of the Notes, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from, or reduction of, such tax, but only to the extent that the Holder or beneficial owner is legally eligible to provide such certification or other evidence;

(d)    to any tax that is imposed otherwise than by withholding or deduction in respect of a payment on the Notes or the Guarantee;

(e)    to any estate, inheritance, gift, sales, transfer, wealth or similar tax;

(f)    to any withholding or deduction that is imposed on a payment to a holder or beneficial owner and that is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, any European Union Directive on the taxation of savings;

(g)    to any tax required to be withheld by any paying agent from any payment of principal of or interest on any Note, if such payment can be made without such withholding by at least one other paying agent;

(h)    to any tax to the extent such tax would not have been imposed or levied but for the presentation by the holder or beneficial owner of any Note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(i)    to any tax to the extent such tax is imposed or withheld solely by reason of the beneficial owner being a bank (1) purchasing the Notes in the ordinary course of its lending business or (2) that is neither (A) buying the Notes for investment purposes only nor (B) buying the Notes for resale to a third-party that either is not a bank or holding the Notes for investment purposes only;

(j)    to any tax imposed under sections 1471 through 1474 of the Code as of the issue date (or any amended or successor provision that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to current section 1471(b) of the Code (or any amended or successor version described above) or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement (or related laws or official administrative practices) implementing the foregoing; or

(k)    in the case of any combination of clauses (a) through (j) above.

The Notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the Notes. Except as specifically provided under this heading, the Company (or Kraft Heinz, if applicable) will not be required to make any payment for any tax imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.

The Company or Kraft Heinz will use reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any taxes so deducted or withheld, or other evidence reasonably satisfactory to the Trustee, and will provide such copies or other evidence to the Trustee.

The foregoing obligations will survive any termination, defeasance or discharge of the indenture and will apply mutatis mutandis to any successor to the Company or Kraft Heinz.

For purposes of the foregoing, “United States person” means any individual who is a citizen or resident of the United States for United States federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, an estate the income of which is subject to United States federal income taxation regardless of its source, or a trust, if (a) a court within the United States is able to exercise primary jurisdiction over its administration and one or more United States persons have the authority to control all of its substantial decisions or (b) it has a valid election in place under applicable United States Treasury regulations to be treated as a domestic trust.

Redemption for Tax Reasons

Section 1108 of the Base Indenture shall be replaced in its entirety with the following:

If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States, or any change in, or amendments to, an official position regarding the application, interpretation, administration or enforcement of such laws, regulations or rulings (including by virtue of any action taken by a taxing authority, a holding, judgment or order by a court of competent jurisdiction (whether or not such action was taken or brought with respect to the Issuer), or a change in published administrative practice), which change or amendment is announced and becomes effective after May 5, 2023, the Company or Kraft Heinz becomes or will become obligated to pay Additional Amounts as described under “Payment of Additional Amounts Above” with respect to the Notes, then the Company may, at any time at its option, redeem, in whole, but not in part, the Notes on not less than 10 nor more than 60 days prior notice to the Holders of the Notes, at a redemption price equal to 100% of the outstanding principal amount thereof, together with accrued and unpaid interest (if any) on the Notes being redeemed to, but excluding, the date fixed for redemption (subject to the rights of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date and Additional Amounts, if any, in respect thereof) and all Additional Amounts, if any, then due and which will become due on the date fixed for redemption as a result of the redemption or otherwise. Prior to any such notice of redemption, the Company or Kraft Heinz will deliver to the Trustee (a) an Officer’s Certificate stating that it is entitled to effect such redemption, and (b) a written Opinion of Counsel selected by the Company to the effect that the Company has been or will become obligated to pay Additional Amounts.

The Trustee and Paying Agent will accept and will be entitled to conclusively rely upon such Officer’s Certificate and Opinion of Counsel as sufficient evidence of the satisfaction of the conditions precedent described above for the Company or Kraft Heinz to exercise its right to redeem the Notes, which determination will be conclusive and binding on the Holders.

Optional Redemption

The Notes are subject to redemption at the option of the Company as described in Section 3.01 of the Supplemental Indenture.

Defeasance; Satisfaction and Discharge

The Indenture contains provisions for discharge or defeasance at any time of the entire principal of all the Securities of any series upon compliance by the Company with certain conditions set forth therein.

The Company’s obligations under the Indenture with respect to Notes may be terminated if the Company irrevocably deposits with the Trustee money or Government Obligations sufficient to pay and discharge the entire indebtedness on the Indenture.

Events of Default

If an Event of Default (other than an Event of Default described in Section 501(4) or 501(5) of the Base Indenture) with respect to the Notes shall occur and be continuing, then either the Trustee or the Holders of not less than 25% in principal amount of the Notes of this series then Outstanding may declare the entire principal amount of the Notes of this series due and payable in the manner and with effect provided in the Indenture. If an Event of Default specified in Section 501(4) or 501(5) of the Base Indenture occurs with respect to the Company or Kraft Heinz, all of the unpaid principal amount and accrued interest then outstanding shall ipso facto become and be immediately due and payable in the manner and with the effect provided in the Indenture without any declaration or other act by the Trustee or any Holder.

Amendments

Without notice to or the consent of the Holders of the Notes, the Indenture and the Notes may be amended, supplemented or otherwise modified by the Company, the Guarantors, as applicable, and the Trustee as provided in the Indenture. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company with the consent of the Holders of more than 50% in aggregate principal amount of the Securities at the time Outstanding of each series issued under the Indenture to be affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of that series at the time Outstanding, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences with respect to such series. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the transfer hereof or in exchange or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

Payment

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

Transfer, Registration and Exchange

As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company to be maintained for that purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon due or one or more new notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of €100,000 and any multiple of €1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a like tenor and of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company, the Trustee for the Notes and any agent of the Company or such Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Company, such Trustee nor any such agent shall be affected by notice to the contrary.

The Notes are not subject to a sinking fund.

This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

Certain terms used in this Note which are defined in the Indenture have the meanings set forth therein. In the event of a conflict between the terms of the Notes and the terms of the Indenture, the terms of the Indenture shall prevail.

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Name and address of Assignee, including zip code, must be printed or typewritten)

the within Note, and all rights thereunder, hereby irrevocably, constituting and appointing to transfer the said Note on the books of Kraft Heinz Foods Company with full power of substitution in the premises.

Dated: _________
NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have all or part of this Note purchased by the Company pursuant to a Change of Control, state the amount you elect to have purchased:

€____________	(integral multiples of €1,000, provided that the unpurchased portion must be in a minimum principal amount of €100,000)

Date: ____________

Your Signature:

_______________________________________

(Sign exactly as your name appears on the face of

this Note)

Tax Identification No.:

__________________________________

Signature Guarantee*: __________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The initial outstanding principal amount of this Global Note is €                . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee, Depositary or Custodian

1